Exhibit 99.1

Wabtec Announces New Financing Arrangements

WILMERDING, PA, June 13, 2018 – Wabtec Corporation (NYSE: WAB) today announced that it has entered into new financing arrangements in connection with its pending merger with GE Transportation.

The new arrangements include syndication of a $2.5 billion senior unsecured bridge commitment and $400 million senior unsecured delayed draw term loan to fund the cash portion of the merger. The new arrangements provide that the bridge commitment will be reduced by any alternative financing that Wabtec arranges prior to closing, which may include additional loans or long-term notes. In addition, the company refinanced an existing revolving credit facility with a $1.2 billion senior unsecured revolver with a five-year term, and refinanced an existing $350 million senior unsecured term loan with a three-year term loan.

Patrick D. Dugan, Wabtec’s executive vice president and chief financial officer, said: “With these arrangements, we have syndicated the necessary financing for the cash portion of our proposed combination with GE Transportation and improved our long-term capital structure. We appreciate the strong support from our banks and are pleased that the syndication was significantly oversubscribed, demonstrating the market’s confidence in the compelling financial aspects of the combination.”

Goldman Sachs Bank USA served as sole arranger and bookrunner of the bridge loan and joint lead arranger and bookrunner along with HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Capital Markets LLC and TD Securities (USA) LLC on the revolving credit facility and term loan facilities. PNC Bank, National Association is serving as administrative agent.

Wabtec Corporation is a leading global provider of equipment, systems and value-added services for transit and freight rail. Through its subsidiaries, the company manufactures a range of products for locomotives, freight cars and passenger transit vehicles. The company also builds new switcher and commuter locomotives, and provides aftermarket services. The company has roughly 18,000 employees and facilities located throughout the world.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction between General Electric Company (“GE”) and Wabtec, Transportation Systems Holdings Inc., a newly formed wholly owned subsidiary of GE (“SpinCo”), will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4/S-1 containing a prospectus or a registration statement on Form 10 and Wabtec will file with the SEC a registration statement on Form S-4 that will include a combined proxy statement/prospectus. If the transaction is effected via an exchange offer, GE will also file with the SEC a Schedule TO with respect thereto. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents GE, Wabtec and/or SpinCo may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY GE, WABTEC OR SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by GE, Wabtec and/or SpinCo through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by GE, Wabtec and/or SpinCo with the SEC from the respective companies by directing a written request to GE and/or SpinCo at General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210 or by calling 617-443-3400, or to Wabtec at Wabtec Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any investor or security holder. GE, Wabtec, SpinCo, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Wabtec in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 12, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 1, 2018 and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Wabtec is contained in Wabtec’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 5, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 26, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 which was filed with the SEC on May 4, 2018 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.